UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2022 (June 14, 2022)

BIOTECH ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39935	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 West 25th Street, 20th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 227-1905

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	BIOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	BIOT	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	BIOTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 14, 2022, Biotech Acquisition Company, a Cayman Islands exempted company (“BAC”) convened and then adjourned indefinitely, without conducting any business (other than the Adjournment Proposal as described below), an extraordinary general meeting of its shareholders (the “Meeting”). The Meeting had previously been called with respect to BAC’s proposed business combination (the “Business Combination”) with Blade Therapeutics, Inc., a Delaware corporation (“Blade”), and the other transactions (collectively with the Business Combination, the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of November 8, 2021 (as amended on May 17, 2022, the “Merger Agreement”), as further described in BAC’s definitive proxy statement/prospectus (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission on May 9, 2022.

As previously disclosed, on June 10, 2022, the parties to the Merger Agreement entered into a Termination and Release Agreement (“Termination Agreement”) pursuant to which the Merger Agreement was terminated effective as of June 10, 2022.

By reason of the termination of the Merger Agreement pursuant to the Termination Agreement (i) the proposed Business Combination with Blade will not be consummated; (ii) none of the BAC Class A ordinary shares submitted for redemption will be redeemed; and (iii) at the Meeting, BAC presented the Adjournment Proposal (as described in the Definitive Proxy Statement) (for consideration and approval by BAC's shareholders but no other resolutions described in the Definitive Proxy Statement had been put to the shareholders for approval nor any other business voted on at the Meeting).

The solicitation of proxies by BAC pursuant to the Definitive Proxy Statement terminated effective with the termination of the Merger Agreement.

Present at the Meeting, in person or by proxy, were holders of 20,208,455 BAC ordinary shares, representing approximately 70.29% of the voting power of the holders of BAC ordinary shares as of March 28, 2022 (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, 28,750,000 BAC ordinary shares, including 23,000,000 BAC Class A ordinary shares and 5,750,000 BAC Class B ordinary shares, were issued and outstanding and holders thereof were entitled to vote at the Meeting. The sole proposal that was presented at the Meeting was “The Adjournment Proposal”, as described in the Definitive Proxy Statement. The BAC shareholders approved the Adjournment Proposal. For the avoidance of doubt, the board of directors of BAC does not intend to reconvene the Meeting, as all other proposals in the Definitive Proxy Statement which could properly be considered by the Meeting related to the Transactions. The Transactions could not in any event be consummated, as a result of the Termination Agreement.

The voting results were as follows:

For	Against	Abstain
17,358,745	2,847,089	2,621

The chairman of the Meeting declared that the Meeting be adjourned indefinitely.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2022

BIOTECH ACQUISITION COMPANY

By:	/s/ Michael Shleifer
	Name:	Michael Shleifer
	Title:	Chief Executive Officer

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